Rackspace Appoints Kevin Costello to Board of Directors

SAN ANTONIO - Dec. 23, 2014 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced that Kevin Costello has joined the Rackspace board of directors.

“Kevin is a highly regarded and capable leader in the SaaS space who brings more than 25 years of consulting and advisory experience. He has helped numerous companies improve their competitive position through technology, strategy and services,” said Graham Weston, chairman of Rackspace. “Kevin will be a great addition to the board and a valuable member of the Rackspace team as we continue to gain momentum and grow in the managed cloud market segment.”

A veteran in the Software-as-a-Service (SaaS) industry, Costello served as the president of Ariba, Inc., a spend-management software and consulting services company, for six years. During his tenure at Ariba, Costello provided strategic vision and operational guidance that helped transform the company into a leading global provider of cloud computing and commerce management solutions. When SAP acquired Ariba in 2012, Costello continued to serve as president, where he focused on driving the Ariba solution through the SAP cloud go-to-market organization to ensure successful integration. Prior to Ariba and SAP, Costello served in various senior management positions during his 18-year career at Andersen Business Consulting.

Costello holds a B.S. in accounting with high honors from the University of Illinois. He has lived in Atlanta for 30 years and established himself as a leader and advisor in the technology community.

“I’m pleased to join Rackspace at such an exciting time in the company’s journey,” said Costello. “I have always appreciated companies with a clear strategy and a strong culture, and I look forward to working with the Rackspace team as they continue to innovate and grow in the years ahead.”

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs - whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Based in San Antonio, Rackspace serves more than 300,000 business customers from data centers on four continents. It ranks #29 on Fortune’s list of 100 Best Companies to Work For.  www.rackspace.com

Forward Looking Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in our Form 10-Q for the quarter ended September 30, 2014, which was filed with the SEC on November 10, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact:
Monica Jacob
210-312-6745
monica.jacob@rackspace.com